Appendix "B"

                                STATE of DELAWARE
                          CERTIFICATE of INCORPORATION
                               A STOCK CORPORATION


FIRST: The name of this corporation is Torchmail Communications, Inc.

SECOND: The corporation's registered office in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware, Zip Code 19801. The registered agent in charge thereof is The Corporation Trust Company.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The corporation shall have the authority to issue two hundred million (200,000,000) shares of common stock, $0.001 par value ("Common Stock") and ten million (10,000,000) shares of preferred stock, $0.001 par value. Shares of any class of stock may be issued, without shareholder action, from time to time in one or more series as may from time to time be determined by the board of directors. The Corporation's board of directors is hereby expressly granted authority, without the necessity of shareholder action, and within the limits set forth in the Delaware Corporation Law, to:

     (a) designate in whole or in part, the preferences, limitations, and relative rights of any class of shares before the issuance of any shares of that class;

     (b) create one or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or in part, the preferences, limitations, and relative rights of the series, all before the issuance of any shares of that series;

     (c) alter or revoke the preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares; and

     (d) increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series; provided that, the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of the applicable class of shares available for designation as part of the series.

The allocation between the classes, or among the series of each class, of unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution, shall be as designated by the board of directors. All rights accruing to the outstanding shares of the Corporation not expressly

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provided,  or to the contrary,  herein or in the Corporation's  bylaws or in any amendment hereto or thereto shall be vested in the Common Stock. Accordingly, unless and until otherwise designated by the Corporation's board of directors and subject to any superior rights as so designated, the Common Stock shall have unlimited voting rights and shall be entitled to receive the net assets of the Corporation upon dissolution.

The capital stock of the Corporation shall be issued as fully paid, and the private property of the shareholders shall not be subject to pay debts, obligations, or liabilities of the Corporation, and no paid up stock, and no stock issued as fully paid up shall ever be assessable or assessed.

The holders of shares of capital stock of the Corporation shall not be entitled to preemptive or preferential rights to subscribe to any unissued stock or any other securities which the Corporation may now or hereafter be authorized to issue.

The Corporations's capital stock may be issued and sold from time to time for such consideration as may be fixed by the board of directors.

The shareholders shall not possess cumulative voting rights.

FIFTH: Meetings of shareholders shall be held at such place within or without the State of Delaware as may be provided by the Corporation's bylaws. Special meetings of the shareholders may be called by the president or any other executive officer of the Corporation, the board of directors, or any member thereof, or by the record holder or holders, of at least ten percent (10%) of all shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by shareholders having at least a majority of the voting power.

SIXTH: The Corporation shall indemnify its directors, officers, employees, fiduciaries and agents and limit the extent of their personal liability to the fullest extent permitted under the Delaware Corporations Law

Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person for whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the law of the State of Delaware from time to time against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any By-Law, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

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Without  limiting the  application of the foregoing,  the Board of Directors may adopt By-Laws from time to time with respect to indemnification to provide at all times the fullest indemnification permitted by the law of the State of Delaware and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

The private property of the Stockholders, Directors and Officers shall not be subject to the payment of corporate debts to any extent whatsoever.

No director, officer or shareholder shall have any personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this provision does not eliminate nor limit in any way the liability of a director or officer for:

     (a) Acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

     (b) The payment of dividends in violation of provisions of the Delaware Corporations Law.

SEVENTH: The corporation, by action of its directors, and without action by its shareholders, may purchase its own shares in accordance with the provisions of the Delaware Corporations Law. Such purchases may be made either in the open market or at a public or private sale, in such manner and amounts, from such holder or holders of outstanding shares of the corporation and at such prices as the Board of Directors shall from time to time determine.

EIGHTH: The bylaws of the Corporation shall be adopted by its board of directors. The power to alter, amend, or repeal the bylaws, or to adopt new bylaws, shall be vested in the board of directors, except as otherwise may be specifically provided by law or in the bylaws.

NINTH: The capital stock, after the amount of the subscription price has been paid in money, property, or services, as the Board of Directors shall determine, shall be subject to no further assessment to pay the debts of the corporation, and no stock issued as fully paid up shall ever be assessable or assessed, and these Articles of Incorporation shall not and cannot be amended, regardless of the vote therefore, so as to amend, modify or rescind this Article NINTH, or any of the provisions hereof.

TENTH: The corporation shall continue in existence perpetually unless sooner dissolved according to law.


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ELEVENTH: The name and mailing address of the incorporator is as follows:

   Name: Richard D. Surber
         Mailing Address: 268 West 400 South, Suite 300,
                          Salt Lake City, Utah 84101

TWELFTH: The members of the governing Board of the Corporation shall be styled "Directors", and the first Board shall be One (1) in number. The Number of directors shall not be reduced to less than one (1) nor exceed seven (7) and may, at any time or times, be increased or decreased in such manner as shall be provided in the Bylaws of the corporation or by an amendment to the Bylaws of the corporation duly adopted by either the Board of Directors or the Shareholders.

         Richard D. Surber
         268 West 400 South, Suite 300
         Salt Lake City, Utah 84101

I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly set my hand this 7th day of December, A.D. 2000.



                              BY:   /s/ Richard D. Surber
                                  -----------------------------------------




                              NAME:     Richard D. Surber
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                                                (Type of Print)







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